TARVARAN, ASKELSON & COMPANY®
CERTIFIED PUBLIC ACCOUNTANTS

**INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT**

We consent to incorporation by reference in this registration statement of nycaMedia, Inc on Form S-1 of our audit report dated August 15, 2011, on the financial statements of nycaMedia as of December 31, 2010 and 2009.

**Tarvaran Askelson & Company, LLP**

Tarvaran Askelson & Company

Laguna Niguel, California
October 19, 2011

23974 Aliso Creek Road, Suite 395 Laguna Niguel, CA 92677
Office: (949) 360-0545 WWW.PUBLICCOMPANYCPAS.COM Fax: (949) 606-0329